UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2013 (March 15, 2013)

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	001-35577	75-2640529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9555 W. Sam Houston Pkwy S., Houston, Texas Suite 600	77099
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-600-3800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report on Form 8-K/A amends and supplements the current report on Form 8-K filed by KMG Chemicals, Inc. on March 20, 2013. The current report on Form 8-K is being amended by this Form 8-K/A to correctly identify Mr. Hatcher as a former director and Chairman of the Board of Directors, no other amendments to the Form 8-K are being made by this Form 8-K/A (Amendment No. 1).

Item 8.01 Other Events

David L. Hatcher, a former director and Chairman of the Board of Directors of KMG Chemicals, Inc. (the “Company”), has entered into a stock trading plan under Rule 10b5-1 of the Securities and Exchange Act. Under Rule 10b5-1, directors, officers and other employees who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the sale of Company securities under specified conditions and at specified times. Using these 10b5-1 plans, individuals can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact, and avoid concerns about transactions occurring at a time when they might possess material non-public information.

Under his 10b5-1 plan, Mr. Hatcher may sell up to 1,000,000 shares of the Company’s common stock over a period commencing on March 15, 2013 and ending March 15, 2014. Shares will be sold under Mr. Hatcher’s plan on the open market at prevailing market prices and subject to minimum price thresholds specified in his plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ J. Neal Butler	Date: March 21, 2013
J. Neal Butler
President and Chief Executive Officer